UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 5, 2014
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The information set forth in Items 5.02(c)(ii) and 5.02(e) below is incorporated herein by reference.

(c)           (i) On November 5, 2014, Rand Logistics, Inc. (the “Company”) appointed Edward Levy, the Company’s President, as the Company’s President and Chief Executive Officer. Such appointment was made in accordance with the terms of the Settlement Agreement, dated September 22, 2014 (the “Settlement Agreement”), by and between the Company and JWEST, LLC. In connection with such appointment, on November 5, 2014, the Company and Edward Levy entered into an amendment to Mr. Levy’s Employment Agreement with the Company, dated June 12, 2013, pursuant to which Mr. Levy was appointed as the President and Chief Executive Officer of the Company.

A copy of the Amendment to Mr. Levy’s Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(ii) On November 5, 2014, the Company appointed Laurence S. Levy, the Company’s Executive Chairman, as the Company’s Executive Vice Chairman. Such appointment was made in accordance with the terms of the Settlement Agreement. In connection with such appointment, on November 5, 2014, the Company and Laurence S. Levy entered into an amendment to Mr. Levy’s Employment Agreement with the Company, dated as of June 12, 2013, pursuant to which (i) Mr. Levy’s title was changed from Executive Chairman to Executive Vice Chairman and (ii) Mr. Levy’s total compensation for the period from November 20, 2014 through March 31, 2015 was modified.

A copy of the Amendment to Mr. Levy’s Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

(iii) On November 5, 2014, the Company appointed Michael Lundin, the Company’s Lead Independent Director, as the Chairman of the Company’s Board of Directors.  Such appointment was made in accordance with the terms of the Settlement Agreement.

(e)           On November 5, 2014, the Company and Joseph W. McHugh, Jr., the Chief Financial Officer of the Company, entered into an Employment Separation Agreement and Release (the “Separation Agreement”) in respect of Mr. McHugh’s prospective retirement providing, among other things, that Mr. McHugh’s employment with the Company will terminate on March 31, 2015, or such later date as determined by the Company, but not later than June 30, 2015 unless agreed to by Mr. McHugh.

Pursuant to the terms of the Separation Agreement, the Company will provide to Mr. McHugh (i) a severance payment equal to one-half of the average of his W-2 reported income from the Company for the three completed calendar years immediately preceding the date of the termination of his employment, (ii) all accrued and unpaid salary and benefits and (iii) the continuation of his benefits, at the Company’s expense, for a period of one year following the date of the termination of his employment.  Additionally, upon the termination of Mr. McHugh’s employment, all of Mr. McHugh’s unvested equity-based awards granted under the Company’s 2007 Long-Term Incentive Plan will immediately vest.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

10.1	First Amendment to Employment Agreement, dated November 5, 2014, by and between Rand Logistics, Inc. and Edward Levy.

10.2	First Amendment to Employment Agreement, dated November 5, 2014, by and between Rand Logistics, Inc. and Laurence S. Levy.

10.3	Employment Separation Agreement and Release, dated November 5, 2014, by and between Rand Logistics, Inc. and Joseph W. McHugh, Jr.

99.1	Press release, dated November 5, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: November 6, 2014	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer